Exhibit 10.8

Execution Version

AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT AND AMENDED AND RESTATED SECURITY AGREEMENTS AND

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED GUARANTIES

This Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security Agreements and Amendment Number One to Amended and Restated Guaranties (“Amendment”) is entered into as of May 6, 2013, by and among WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as administrative agent (the “Agent”) for the lenders (the “Lenders”) identified on the signature pages to the Credit Agreement (as defined below), and the Lenders, on the one hand, and OCLARO, INC., a Delaware corporation (“Parent”), OCLARO TECHNOLOGY LIMITED, a company incorporated under the laws of England and Wales (“Borrower”), and the Grantors (defined below) identified on the signature pages hereto, on the other hand, with reference to the following facts:

A. Agent, Lenders, Parent and Borrower have previously entered into that certain Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (as amended, supplemented, amended and restated, or otherwise modified, the “Credit Agreement”).

B. Certain grantors (“Grantors”) and Agent have previously entered into that certain Amended and Restated Security Agreement (Domestic), dated as of November 2, 2012 (as amended, supplemented, amended and restated, or otherwise modified, the “Domestic Security Agreement”) and that certain Amended and Restated Security Agreement (Foreign), dated as of November 2, 2012 (as amended, supplemented, amended and restated, or otherwise modified, the “Foreign Security Agreement”, and together with the Domestic Security Agreement, the “Security Agreements”)

C. Grantors have previously entered into that certain Amended and Restated General Continuing Guaranty (Domestic) dated as of November 2, 2012 (as amended, supplemented, amended and restated, or otherwise modified, the “Domestic Guaranty”) and that certain Amended and Restated Security Agreement (Foreign), dated as of November 2, 2012 (as amended, supplemented, amended and restated, or otherwise modified, the “Foreign Guaranty”, and together with the Domestic Guaranty, the “Guaranties”).

D. Borrower, Parent, Grantors, Agent, and Lenders desire to amend the Credit Agreement, each of the Security Agreements, and each of the Guaranties as provided for and on the conditions herein.

NOW, THEREFORE, Borrower, Parent, Grantors, Agent and Lenders hereby amend and supplement the Credit Agreement, each of the Security Agreements, and each of the Guaranties as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.

2. AMENDMENTS TO THE CREDIT AGREEMENT.

(a) The “Exhibits and Schedules” table after the table of contents of the Credit Agreement is hereby amended by deleting the reference to “Revolver Commitments” therein and replacing such reference with “Commitments”.

(b) Section 2.1(a)(ii)(A) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(A) the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time, plus (3) the Line Block and”

Execution Version

(c) Section 2.1(a) of the Credit Agreement is hereby amended by deleting the “or” at the end of clause (i) therein, deleting the period at the end of clause (ii)(B) therein and replacing such period with “, or”, and adding the following new clause (iii) immediately thereafter:

“(iii) such Lender’s Pro Rata Share of an amount that, when added with the principal amount of the Advances and the Term Loans outstanding at such time (including after giving effect to any interest accrued at the PIK Term Loan Interest Rate that has been added to the principal balance of the Term Loans pursuant to the terms hereof) does not exceed $100,000,000; provided, in the event such aggregate amount exceeds such $100,000,000 limitation, such excess shall nonetheless continue to be deemed as Obligations hereunder.”

(d) Section 2.2 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“2.2 Term Loan. Subject to the terms and conditions of this Agreement, on the Second Amendment Effective Date, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (each, a “Term Loan” and collectively, the “Term Loans”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount. The Borrower agrees to pay to each Lender with a Term Loan Commitment a closing fee (the “Term Loan Closing Fee”) in an amount equal to 8.5% of the principal amount of such Lender’s Term Loan funded on the Second Amendment Effective Date; provided that such Term Loan Closing Fee may be paid to each Lender with a Term Loan Commitment out of the proceeds of the Term Loan funded by such Lender as and when funded on the Second Amendment Effective Date. Such Term Loan Closing Fee will be in all respects fully earned, due and payable on the Second Amendment Effective Date and non-refundable and non-creditable thereafter. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loans shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of the Term Loans in accordance with the terms hereof. Any principal amount of the Term Loans that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loans shall constitute Obligations hereunder. Parent agrees to issue the Warrants to each Term Loan Lender on the Second Amendment Effective Date. The Parent, Borrower, and each Term Loan Lender agrees that (i) the consideration payable to the Borrower for the Term Loans is $22,198,000 and (ii) the aggregate purchase price payable to the Parent for the Warrants is $677,000 (or $0.3687 per Warrant). Unless otherwise required by law, the Parent, Borrower, and each Term Loan Lender shall not take any position inconsistent with the preceding sentence on any income tax return or for any other income tax purpose.”

(e) Section 2.3(f) of the Credit Agreement is hereby amended by adding the reference “(and Term Loans, as applicable)” immediately after the reference to “principal amount of the Advances” therein.

(f) Section 2.3(g) of the Credit Agreement is hereby amended by adding the reference “fourth,” to the beginning of clause (D) therein and adding the reference “fifth,” to the beginning of clause (E) therein.

(g) Section 2.3(h) of the Credit Agreement is hereby amended by deleting the reference to “Revolver Commitment” therein and replacing such reference with “Commitment”.

Execution Version

(h) Section 2.4(b) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(b) Apportionment and Application.

(i) Upon consummation of any Strategic Transaction, the Net Proceeds of such Strategic Transaction shall be applied by the Borrower as follows:

(A) with respect to any Strategic Transaction pursuant to clause (a) of the definition thereof:

(1)	first, so long as no Default or Event of Default has occurred and is continuing, such Net Proceeds may be retained by the Borrower (with any Net Proceeds that the Borrower elects not to retain or that may not be retained as the result of the existence of a Default or Event of Default, to be applied pursuant to the remaining clauses of this Section 2.4(b)(i)); provided that not more than an aggregate of $10,000,000 may be retained by the Borrower pursuant to this Section 2.4(b)(i)(A)(1) from all Strategic Transactions;

(2)	second, any remaining portion of such Net Proceeds shall be applied in the order set forth in Sections 2.4(b)(ii)(A) through (L); provided that the aggregate amount of Net Proceeds applied pursuant to this Section 2.4(b)(i)(A)(2), when taken together with any amounts applied to Obligations owed to Revolving Lenders and their Affiliates pursuant to Section 2.4(b)(i)(B)(1) from all Strategic Transactions shall not exceed $20,000,000;

(3)	third, any remaining Net Proceeds shall be applied to the outstanding amount of the Obligations owed to Term Loan Lenders to be applied in the order set forth in Sections 2.4(b)(ii)(M) and (N) until paid in full; and

(4)	fourth, any remaining proceeds shall be applied to all other Obligations as set forth in Section 2.4(b)(ii).

(B) With respect to any Strategic Transaction pursuant to clauses (b) and (c) of the definition thereof:

(1)	first, such Net Proceeds shall be applied in the order set forth in Sections 2.4(b)(ii)(A) through (L); provided that the aggregate amount of Net Proceeds applied pursuant to this Section 2.4(b)(i)(B)(1), when taken together with any amounts applied to the Obligations pursuant to Section 2.4(b)(A)(2) from all Strategic Transactions may not exceed $20,000,000;

(2)	second, any remaining Net Proceeds shall be applied to the outstanding amount of the Obligations owed to Term Loan Lenders to be applied in the order set forth in Sections 2.4(b)(ii)(M) and (N) until paid in full; and

Execution Version

(3)	third, any remaining proceeds shall be applied to all other Obligations as set forth in Section 2.4(b)(ii).

(ii) Other than as required by Section 2.4(b)(i), all payments remitted to Agent and all proceeds of Collateral (other than Exempted Proceeds) received by Agent shall be applied as follows:

(A)	first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B)	second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C)	third, to pay interest due in respect of all Protective Advances until paid in full,

(D)	fourth, to pay the principal of all Protective Advances until paid in full,

(E)	fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)	sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G)	seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H)	eighth, to pay the principal of all Swing Loans until paid in full,

(I)	ninth, ratably, to pay interest accrued and then due in respect of the Advances (other than Protective Advances) until paid in full,

(J)	tenth, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of Dollar denominated Letters of Credit and 115% of foreign currency denominated Letters of Credit comprising the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iii) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be then due and payable to such Bank Product Providers on account of Bank Product Obligations,

Execution Version

(K)	eleventh, to pay any other Obligations other than (i) Obligations owed to Defaulting Lenders and (ii) Obligations with respect to the Term Loans,

(L)	twelfth, ratably to pay any Obligations then owed to Defaulting Lenders other than Obligations with respect to the Term Loans,

(M)	thirteenth, to pay interest accrued in respect of the Term Loans until paid in full,

(N)	fourteenth, to pay the principal of the Term Loans until paid in full, and

(O)	fifteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) [Reserved].

(v) For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.”

(i) Section 2.4(c) of the Credit Agreement is hereby amended by designating the existing text therein as new clause (i), amending the title of such clause (i) to “Revolver Commitments”, adding the title “Reduction of Commitments” to the beginning of such Section 2.4(c), and adding the following new clause (ii) therein:

“(ii) Term Loan Commitments. The Term Loan Commitments shall terminate on the Second Amendment Effective Date immediately following the making of the Term Loans.”

(j) Section 2.4(d) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(d) Optional Prepayments.

Execution Version

(i) Advances. Borrower may prepay the principal of any Advance at any time in whole or in part.

(ii) Term Loans. Borrower may, with the prior written consent of Required Lenders (provided that such consent shall not be required with respect to any prepayment required under Section 2.4(e)), prepay the principal of the Term Loans, in whole or in part. Each prepayment made pursuant to this Section 2.4(d)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Any such prepayment of the Term Loans pursuant to this Section 2.4(d)(ii) shall be in the amount of: (A) 100% of the Term Loans if such prepayment is made on or prior to the date that is 6 months following the Second Amendment Effective Date, and (B) 105% of the Term Loans if such prepayment is made anytime thereafter.”

(k) Section 2.4 of the Credit Agreement is hereby amended by adding the following new clause (e) as follows:

“(e) Mandatory Prepayments. Upon consummation of any Strategic Transaction, the Parent and/or the applicable Subsidiary shall apply 100% of the Net Proceeds of such Strategic Transaction in accordance with Section 2.4(b).”

(l) Section 2.6(a) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate for the Interest Period in effect for such Obligation plus the LIBOR Rate Margin,

(ii) if the relevant Obligation is a Term Loan, at a per annum rate equal to the sum of: (A) the PIK Term Loan Interest Rate, with such accrued interest to be capitalized quarterly and added to the outstanding principal balance of such Term Loan, plus (B) the Cash Term Loan Interest Rate.

(iii) otherwise, at a per annum rate equal to the Base Rate then in effect plus the Base Rate Margin.”

(m) Section 2.6(c) of the Credit Agreement is hereby amended by deleting the first clause before clause (i) in its entirety and replacing it with the following: “Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders with respect to Obligations owed to Revolving Lenders and their Affiliates, and at the election of Term Loan Lenders with respect to the Term Loans,”.

(n) Section 2.6(d) of the Credit Agreement is hereby amended by adding the reference “(at Agent’s Option)” immediately after the phrase “to charge” in the second sentence therein.

(o) Section 2.8 of the Credit Agreement is hereby amended by designating the existing clause as clause (i) and adding the following new clause (ii) immediately thereafter:

Execution Version

“(ii) The Term Loan Lenders are authorized to make the Term Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person. Borrower agrees to establish and maintain the Term Loan Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Term Loan requested by Borrower and made by the Term Loan Lender hereunder. Unless otherwise agreed by Term Loan Lender and Borrower, the Term Loans requested by Borrower and made by Term Loan Lender hereunder shall be made to the Term Loan Designated Account. Borrower may use the proceeds of the Term Loans to fund working capital requirements of the Parent and its Subsidiaries. Agent may not exercise any of its rights or remedies with respect to the Term Loan Designated Account unless (a) such exercise is in connection with the exercise of remedies under Section 9.1 on or after the Milestone Date or (b) the Term Loan Lenders consent to such exercise in writing.”

(p) Section 2.9 of the Credit Agreement is hereby amended by adding the reference to “the Term Loans,” immediately after the reference to “charged with” in the first sentence therein.

(q) Section 2.12(a) of the Credit Agreement is hereby amended by deleting the reference to “Required Lenders” in the last sentence therein and replacing such reference with “Revolving Lenders”.

(r) Section 2.13(a) of the Credit Agreement is hereby amended by deleting the reference “such Lender’s Revolver Commitments” in the first sentence therein and replacing it with “such Lender’s Commitments”.

(s) Section 2.14 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with “2.14 [Reserved].”.

(t) Section 3.3 of the Credit Agreement is hereby amended by deleting the reference to “Required Lenders” therein in its entirety and replacing such reference with “Supermajority Lenders”.

(u) Section 4.9 of the Credit Agreement is hereby amended by deleting the reference to “June 30, 2012” therein in its entirety and replacing such reference with “March 31, 2013”.

(v) Clause (a) of Section 4.10 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) the Loan Parties, on a consolidated basis, are Solvent.”

(w) Section 5.13 of the Credit Agreement is hereby amended by deleting the reference “Required Lenders” in the first sentence therein and replacing it with “Supermajority Lenders”.

(x) Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.20 immediately after the existing Section 5.19 as follows:

“5.20 Strategic Transactions. Borrower shall (a) have consummated one or more Strategic Transactions by the Milestone Date resulting in Net Proceeds of at least $100,000,000 being applied in accordance with Section 2.4(b)(i), (b) notify Agent of any consummated Strategic Transaction at least 2 days prior to the closing of such Strategic Transaction, (c) cause the Net Proceeds of any Strategic Transaction to be paid directly to a Controlled Account of Borrower subject to daily sweeps for application in accordance with Section 2.4(b)(i), and (d) cause its investment banking advisors to provide Agent with weekly telephonic or email updates regarding the status of any potential or actual Strategic Transaction.

Execution Version

(y) Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.21 immediately after the existing Section 5.20 as follows:

“5.21 Consultant. Agent and Lenders acknowledge that a consultant has been engaged to provide certain services to Parent (such consultant, and any replacement consultant approved by Agent in its sole discretion, the “Consultant”) to review Parent and its Subsidiaries’ business and operations for the purpose of (a) verifying and assisting in the generation of the cash flow forecasts, (b) engaging and collaborating with Parent’s management team with respect to any decision materially affecting the cash management of Parent and its Subsidiaries’, and (c) assisting in the preparation of any plans or projections with respect to Parent and its Subsidiaries’ business and operations (the foregoing, collectively, the “Project”). Parent shall at all times engage the Consultant for the Project until such engagement is terminated by Parent with Agent’s consent. The Consultant will be selected by, engaged by, and work for Parent or its agents. Parent and Borrower shall be solely responsible for all fees, costs and charges of the Consultant with respect to the Project. Parent and its Subsidiaries shall afford the Consultant sufficient access to the books and records, premises, and management and other employees of Parent and its Subsidiaries as may be reasonably required, in the Consultant’s judgment, to timely and properly complete the Project. Parent and Borrower shall direct the Consultant to be available to Agent and the Lenders, in the presence of management of Parent, at one or more reasonable times to discuss its progress on the Project.”

(z) Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.18 as follows:

“6.18 Tax Classification. At any time Obligations with respect to the Term Loans are outstanding, permit Borrower to change its classification for United States federal income tax purposes to anything other than a corporation without the prior written consent of the Term Loan Lenders (such consent not to be unreasonably withheld, delayed or conditioned).

(aa) Section 7.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“7.1 Additional Financial Reporting. Upon the consummation of a Strategic Transaction described in clause (b) or (c) of the definition thereof, Borrower shall promptly (but in any event no later than 4 Business Days following such consummation) deliver to Agent its pro forma financial statements, in form and substance satisfactory to Revolving Lenders, after giving effect to such Strategic Transaction (“Proforma Strategic Transaction Statements”). Using information provided on the Proforma Strategic Transaction Statements and Borrower’s reporting delivered pursuant to Section 5.1, Agent, at the direction of the Required Lenders, shall propose new financial covenant levels which covenant levels shall be subject to Borrower’s approval. Borrower has 15 days after receiving such proposed financial covenant levels to approve such proposed covenant levels or agree with Agent and the Required Lenders as to other proposed financial covenant levels and if Borrower does not so approve, then the Obligations shall become due and payable in full on the 30th day following Borrower’s receipt of such proposed financial covenant levels.”

Execution Version

(bb) Section 8.2(a) of the Credit Agreement is hereby amended by deleting the reference “5.14, or 5.15” therein and replacing it with “5.14, 5.15, or 5.20”.

(cc) Section 9.1 of the Credit Agreement is hereby amended by deleting the reference “Required Lenders” in the first sentence therein and replacing it with “Supermajority Lenders”.

(dd) Section 9.1(a) of the Credit Agreement is hereby amended by deleting the reference to “declare” in the first sentence therein and replacing such reference with “declare all or any portion of”.

(ee) Section 11 of the Credit Agreement is hereby amended by inserting a comma immediately after the first reference to “OCLARO” therein.

(ff) Section 13.1(a) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) With the prior written consent of Borrower, which consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender; provided that Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within 5 Business Days after having received written notice thereof, and subject to clause (h) below, with the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that no Loan Party, or Affiliate of a Loan Party, shall be permitted to become an Assignee and no Term Loan Lender shall be permitted to become an Assignee of Obligations owed to Revolving Lenders and their Affiliates without Agent’s prior written consent, and such consent will not be required in the event a Term Loan Lender exercises the option set forth in Section 9 of the Agreement Among Lenders) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.”

(gg) Sections 13.1(d) and 13.1(e) of the Credit Agreement are hereby amended by deleting each reference to “Revolver Commitment” or “Revolver Commitments” therein, and replacing each such reference with “Commitment” or “Commitments”, as applicable.

Execution Version

(hh) Section 13.1 of the Credit Agreement is hereby amended by adding the following new clause (h) at the end of such section as follows:

“(h) Notwithstanding anything in this Agreement to the contrary, a Term Loan Lender may only assign or delegate any portion of its Obligations to an assignee if (x) such assignee agrees to become bound to the Agreement Among Lenders and (y) Agent gives its prior written consent; provided that such Agent’s consent (i) shall not be required when no Event of Default has occurred and is continuing, (ii) shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender and (iii) may not be unreasonably withheld, delayed or conditioned on and after the 6th Business Day following Agent’s knowledge of the occurrence of an Event of Default.”

(ii) Section 14.1(a)(i) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(b)(i) (each Lender is deemed to be directly affected thereby with respect to an increase of any particular Lender’s Commitment),”

(jj) Section 14.1(a)(iii) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with (A) the written consent of the Revolving Lenders with respect to Obligations owed to Revolving Lenders and their Affiliates or (B) the written consent of a Term Loan Lender with respect to Obligations owed to such Term Loan Lender)),”

(kk) Section 14.1(a)(vii) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(vii) amend, modify, or eliminate the definition of “Required Lenders”, “Supermajority Lenders”, or “Pro Rata Share” or reduce the dollar amount set forth in the definition of “Line Block” (it being understood that the Term Loan Lenders would be directly affected by any such amendment, modification or elimination of such definition),”

(ll) Section 14.1(a)(x) of the Credit Agreement is hereby amended by deleting the reference to “Section 2.4(b)(i)” therein and replacing it with “Section 2.4(b)”.

(mm) Section 15.4 of the Credit Agreement is hereby amended by deleting the reference to “consent of the Required Lenders” therein and replacing it with “consent of the Required Lenders or Supermajority Lenders, as applicable,”.

(nn) Section 15.9 of the Credit Agreement is hereby amended by replacing each reference to “Required Lenders” therein with “Supermajority Lenders”.

(oo) Section 15.11(a) of the Credit Agreement is hereby amended by deleting the reference to “Required Lenders” in clause (z) therein and replacing such reference with “Supermajority Lenders”, and adding the following proviso to the end of clause (ii) therein: “provided, the release of Liens with respect to a Strategic Transaction (other than as set forth in clause (t) of the definition of “Permitted Dispositions”) requires the consent of the Supermajority Lenders,”.

Execution Version

(pp) Sections 15.12(e), (f), and (u) of the Credit Agreement are hereby amended by deleting each reference to “Required Lenders” therein and replacing each such reference with “Supermajority Lenders”.

(qq) Section 15.18 of the Credit Agreement is hereby amended by deleting each reference to “Revolver Commitments” therein and replacing each such reference with “Commitments”.

(rr) Section 16(e) of the Credit Agreement is hereby amended by deleting the reference to “Revolver Commitments” therein and replacing such reference with “Commitments”.

(ss) Section 17.9 of the Credit Agreement is hereby amended by deleting the reference to “Revolver Commitments” therein and replacing such reference with “Commitments”.

(tt) Section 17.13 of the Credit Agreement is hereby amended by deleting the reference to “This Agreement” therein and replacing such reference with “This Agreement and the Agreement Among Lenders”.

(uu) The definition of “Lender” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference “the Issuing Lender and the Swing Lender,” and replacing such reference with “the Issuing Lender, the Swing Lender, and the Term Loan Lenders,” therein.

(vv) The definition of “Loan Documents” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference “means the Agreement,” and replacing such reference with “means the Agreement, the Second Amendment,”.

(ww) The definition of “Payoff Date” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference “Revolver Commitments” therein and replacing such reference with “Commitments”.

(xx) The definition of “Permitted Dispositions” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to “and” at the end of clause (r) therein, deleting the period at the end of clause (s) therein and replacing such period with a comma, and also adding the following new clause (t):

“(t) any Strategic Transaction set forth in clauses (a) and (b) of such definition, so long as Parent and/or the relevant Subsidiary receives not less than fair market value as consideration for the assets (including any equity interests) subject to such disposition.”

(yy) The definition of “Permitted Intercompany Advance” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting clause (c) therein in its entirety and replacing it with the following:

“(c) made by any of Parent’s Subsidiaries that is a Loan Party to any of Parent’s other Subsidiaries that is not a Loan Party in the form of operational funding consistent with current business practices and consistent with the level and nature of operations and revenue generating activities implicit in the financial models provided by Parent prior to the Second Amendment Effective Date (and as updated in a manner reviewed and approved by the Lenders) and reviewed by the Consultant pursuant to Section 5.21, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;”

Execution Version

(zz) Clause (d) of the definition of “Permitted Intercompany Advance” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to “clause (c)(ii)” therein and replacing it with “clause (c)”.

(aaa) The definition of “Revolver Commitment” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to “or as may be increased from time to time pursuant to Section 2.14 of the Agreement” therein.

(bbb) Schedule 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Application Event”, “Excess”, “Increase”, “Increase Date”, “Increase Joinder”, “Post-Increase Lenders”, “Pre-Increase Lenders”, “Triggering Event”, and “Triggering Period” in their entirety.

(ccc) The definitions of “Adjusted Excess Availability”, “Base Rate Margin”, “Borrowing Base”, “LIBOR Rate Margin”, “Maximum Revolver Amount”, “Pro Rata Share”, “Required Lenders”, and “UK Collateral Documents” in Schedule 1.1 of the Credit Agreement are hereby amended by deleting such definitions in their entirety and replacing them with the following in alphabetical order:

“Adjusted Excess Availability” means, as of any date of measurement, Excess Availability.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Borrowing Base” means, as of any date of determination, the result of (a) the sum of (i) 85% of the amount of Tier One Eligible Accounts, plus (ii) the lesser of (x) 75% of Tier Two Eligible Accounts and (y) $20,000,000, plus (iii) the lesser of (x) 75% of Tier Three Eligible Accounts and (y) $15,000,000, minus (b) the sum of (i) the amount, if any, of the Dilution Reserve, (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement, and (iii) the Availability Block.

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Maximum Revolver Amount” means the sum of the Revolver Commitments set forth on Schedule C-1, as such Revolver Commitments may be reduced pursuant to Section 2.4(c) of the Agreement.

“Pro Rata Share” means, as of any date of determination:

(a)	with respect to a Lender’s obligation to make all or a portion of the Advances, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Advances, and with respect to all other computations and other matters related to the Revolver Commitments or the Advances, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

Execution Version

(b)	with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Advances have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination,

(c)	with respect to a Lender’s obligation to make all or a portion of the Term Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loans, and with respect to all other computations and other matters related to the Term Loan Commitments or the Term Loans, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender by (ii) the aggregate Term Loan Exposure of all Lenders, and

(d)	with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the sum of the Term Loan Exposure of such Lender plus the Revolving Loan Exposure of such Lender by (ii) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures and the Term Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures and Term Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time Revolver Commitments exist or there are any outstanding Obligations to any Revolving Lender or its Affiliates, “Required Lenders” means Revolving Lenders whose Pro Rata Shares (calculated under clause (a) of the definition of Pro Rata Shares) exceed 50% (provided that at any time there are two or more Revolving Lenders, “Required Lenders” under this proviso must include at least two Revolving Lenders.

“UK Collateral Documents” means each of:

(a)	the debenture dated August 2, 2006 entered into among (1) Bookham Technology plc, (2) Bookham Nominees Limited, and (3) Agent;

(b)	the debenture dated July 21, 2010 entered into between (1) Oclaro Innovations LLP and (2) Agent;

Execution Version

(c)	the debenture dated July 26, 2011 entered into among (1) Borrower, (2) Bookham Nominees Limited, (3) Parent, (4) Oclaro (North America) Inc., (5) Oclaro Innovations LLP, and (6) Agent; and

(d)	the debenture dated on or about the Second Amendment Effective Date entered into among (1) Borrower, (2) Bookham Nominees Limited, (3) Parent, (4) Oclaro (North America) Inc., (5) Oclaro Innovations LLP, and (6) Agent.

(ddd) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

“Agreement Among Lenders” means that certain Agreement Among Lenders among WFCF, Silicon Valley Bank, and Term Loan Lenders, dated as of the Second Amendment Effective Date.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Quarterly Excess Availability for the most recently completed fiscal quarter:

Level	Average Quarterly Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)

I	≥ 50% of the Maximum Revolver Amount	1.00 percentage points	2.25 percentage points

II	< 50% of the Maximum Revolver Amount and ≥ 25% of the Maximum Revolver Amount	1.25 percentage points	2.50 percentage points

III	< 25% of the Maximum Revolver Amount	1.50 percentage points	2.75 percentage points

Except as set forth in the foregoing proviso, the Applicable Margin shall be re-determined quarterly on the first day of each calendar quarter based on Average Quarterly Excess Availability for the immediately preceding calendar quarter determined upon receipt of the Borrowing Base Certificate for the last month of such calendar quarter pursuant to Section 5.2; provided, however, that if Borrower fails to provide any Borrowing Base Certificate when such Borrowing Base Certificate is to be delivered pursuant to Section 5.2, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the applicable Borrowing Base Certificate was required to be delivered until the date on which such Borrowing Base Certificate is delivered on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such Borrowing Base Certificate, the Applicable Margin shall be set at the margin based upon the Average Quarterly Excess Availability disclosed by such Borrowing Base Certificate, if applicable. In the event that the calculation Average Quarterly Excess Availability on which the applicable interest rate or fee for an particular period was determined is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest, if any, as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent to the affected Obligations.

Execution Version

“Availability Block” means $20,000,000.

“Cash Term Loan Interest Rate” means, as of any date of determination, the rate corresponding to such date of determination in the following table:

Period	Cash Term Loan Interest Rate
Second Amendment Effective Date up to but excluding the date 6 months thereafter (“6 Month Date”)	7.0%
6 Month Date up to but excluding the date 12 months after the Second Amendment Effective Date (“12 Month Date”)	8.5%
12 Month Date and thereafter	10.0%

“Commitment” means, with respect to each Lender, its Revolver Commitment or its Term Loan Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Term Loan Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Exempted Proceeds” means the proceeds of (a) the sale of the equity of ClariPhy Communications, Inc. and related rights held by Parent, (b) the transactions described in clauses (m), (n), (q), or (s) of the definition of “Permitted Dispositions”, (c) Qualified Cash, or (d) the Term Loans held in the Term Loan Designated Account.

“Line Block” means $10,000,000.

“Milestone Date” means July 15, 2013.

“Net Proceeds” means the aggregate cash proceeds received by the Parent and its Subsidiaries in respect of any Strategic Transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration or cash equivalents received substantially concurrently in any Strategic Transaction), net of the direct costs relating to such Strategic Transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, directly incurred as a result of the Strategic Transaction, taxes paid or payable as a result of the Strategic Transaction.

Execution Version

“PIK Term Loan Interest Rate” means, as of any date of determination, the rate corresponding to such date of determination in the following table:

Period	PIK Term Loan Interest Rate
Second Amendment Effective Date up to but excluding the date 6 months thereafter (“6 Month Date”)	2.0%
6 Month Date up to but excluding the date 12 months after the Second Amendment Effective Date (“12 Month Date”)	4.0%
12 Month Date and thereafter	5.0%

“Revolving Lender” means a Lender that has a Revolver Commitment or that has an outstanding Advance.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Advances of such Lender.

“Second Amendment” means the Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security Agreements and Amendment Number One to Amended and Restated Guaranties dated as of the Second Amendment Effective Date, among the Agent, Lenders, Parent, Borrower, and the Guarantors identified on the signature pages thereto

“Second Amendment Effective Date” means May 6, 2013.

“Strategic Transaction” means (a) a disposition in one or more transactions of non-core assets of Parent and its Subsidiaries which are unrelated to Parent’s or its Subsidiaries’ Industrial and Consumer Business that is conducted principally at locations in Zurich, Switzerland and Komoro, Japan, so long as the aggregate sale price of all such dispositions (including any deferred purchase price payment) pursuant to this clause (a) at no time exceeds $10,000,000, (b) a disposition (whether directly or through a sale of interests in one or more entities) of all or a portion of Parent’s and its Subsidiaries’ Industrial and Consumer Business consisting of the business conducted at its locations in Zurich, Switzerland and related assets located there and elsewhere (which related assets may include the 980 nm pumps or the business conducted at locations in Komoro, Japan) in a single transaction that results in aggregate Net Proceeds received by Parent or its Subsidiaries of not less than $100,000,000, or (c) any other disposition, in one or more transactions, of the assets of Parent and its Subsidiaries which are approved by Supermajority Lenders; provided, that such approval will not be conditioned upon the application of the Net Proceeds of such disposition in any manner other than as set forth in Section 2.4(b).

Execution Version

“Supermajority Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) exceed 66 2/3%; provided, however, that at any time there are 2 or more Lenders, “Supermajority Lenders” must include at least 2 Lenders.

“Term Loan” has the meaning specified therefor in Section 2.2 of the Agreement.

“Term Loan Amount” means $25,000,000.

“Term Loan Commitment” means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Term Loan Designated Account” means a Deposit Account of Borrower subject to a Control Agreement in favor of Agent.

“Term Loan Exposure” means, with respect to any Term Loan Lender, as of any date of determination (a) prior to the funding of the Term Loans, the amount of such Lender’s Term Loan Commitment, and (b) after the funding of the Term Loans, the outstanding principal amount of the Term Loans held by such Lender.

“Term Loan Lender” means a Lender that has a Term Loan Commitment or that has a portion of the Term Loan. As of the Second Amendment Effective Date, the Term Loan Lenders are PECM Strategic Funding L.P. and Providence TMT Debt Opportunity Fund II L.P.

“Term Loan Maturity Date” means May 5, 2014.

“Warrants” means the 1,836,000 warrants to purchase common stock of the Parent issued to PECM Strategic Funding L.P. and Providence TMT Debt Opportunity Fund II L.P. by Parent on the Second Amendment Effective Date.

(eee) Schedule 5.2 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule 5.2 attached hereto.

(fff) Schedule C-1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule C-1 attached hereto.

3. AMENDMENTS TO DOMESTIC SECURITY AGREEMENT AND FOREIGN SECURITY AGREEMENT.

(a) Section 1 of each of the Domestic Security Agreement and Foreign Security Agreement is hereby amended by adding the following new definitions in alphabetical order:

Execution Version

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b) The definition of “Secured Obligations” in Section 1 of each of the Domestic Security Agreement and Foreign Security Agreement is hereby amended by adding the following proviso to the end of such definition:

“provided that, anything to the contrary contained in the foregoing notwithstanding, the Secured Obligations shall exclude any Excluded Swap Obligation.”

(c) Clause (m) in Section 2 of each of the Domestic Security Agreement and Foreign Security Agreement is hereby amended by deleting clause (ii) of the second sentence thereof (for the avoidance of doubt, such sentence beginning with the word “Notwithstanding”) and replacing such clause with “(ii) voting Stock of any CFC, solely to the extent that pledging or hypothecating the total outstanding voting Stock of such CFC would result in adverse tax consequences or the costs to the Grantors of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrower) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary) (for the avoidance of doubt, the Collateral shall include all of the voting Stock of any Subsidiary organized under the laws of Switzerland),”.

Execution Version

(d) Section 6(k)(ii) of each of the Domestic Security Agreement and Foreign Security Agreement is hereby amended by deleting each such clause therein and replacing them with the following:

“(ii) Each Grantor who maintains any cash balances shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) (1) with respect to Controlled Accounts of Borrower, the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account, (2) with respect to Controlled Accounts of Opnext, Inc., Pine Photonics Communications, Inc., and Opnext Subsystems Inc. (such Controlled Accounts, and any replacement or successor Controlled Accounts, the “Opnext Accounts”), upon the occurrence of a Triggering Event, unless otherwise instructed by all Lenders, Agent shall instruct the Controlled Account Bank (an “Activation Instruction”), subject to the immediately succeeding sentence, to forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account, and (3) with respect to Controlled Accounts of any non-Borrower Grantor (other than the Opnext Accounts), upon the occurrence of a Triggering Event, Agent may (or shall at the request of Required Lenders) issue an Activation Instruction, subject to the immediately succeeding sentence, instructing the Controlled Account Bank to forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account. Agent agrees (I) not to issue an Activation Instruction with respect to such Controlled Accounts unless a Triggering Event has occurred at the time such Activation Instruction is issued and (II) with respect to amounts swept from the Opnext Accounts in accordance with this section, Agent may elect to return such swept amounts to a Deposit Account designated by Grantors (such Deposit Accounts are required to be subject to Agent’s Lien) in lieu of application to the Obligations in accordance with Section 2.4 of the Credit Agreement. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (x) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of the Credit Agreement, and (y) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.”

4. AMENDMENTS TO THE GUARANTIES.

(a) Section 1 of each of the Domestic Guaranty and Foreign Guaranty is hereby amended by adding the following new definitions in alphabetical order:

“Commodity Exchange Act” has the meaning specified therefor in the Security Agreement.

“Excluded Swap Obligation” has the meaning specified therefor in the Security Agreement.

“Qualified ECP Guarantor” has the meaning specified therefor in the Security Agreement.

“Swap Obligation” has the meaning specified therefor in the Security Agreement.

Execution Version

(b) The definition of “Guarantied Obligations” in Section 1 of each of the Domestic Guaranty and Foreign Guaranty is hereby amended by adding the following proviso to the end of such definition:

“provided that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall exclude any Excluded Swap Obligation.”

(c) Each of the Domestic Guaranty and Foreign Guaranty shall be amended by adding the following new Section 23 to each of such Guaranties:

“22. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under the Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

5. REPRESENTATIONS AND WARRANTIES. Parent, Borrower, and each Grantor each hereby affirms to Agent and Lenders that, after giving effect to the amendments herein, all of its representations and warranties set forth in the Credit Agreement and Security Agreements are true, complete and accurate in all respects as of the date hereof.

6. NO DEFAULTS. Parent, Borrower, and each Grantor each hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.

7. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of:

(a) revised schedules to the Credit Agreement and each Security Agreement, in form and substance acceptable to each of Agent and Term Loan Lender;

(b) issuance of the Warrants to each of the Term Loan Lenders;

(c) an opinion of Borrower’s counsel and Agent’s English counsel in form and substance satisfactory to Agent and Term Loan Lender;

(d) a certificate from a Director of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower, in each case, in form and substance acceptable to each of Agent and the Term Loan Lender;

(e) a certificate from the Secretary (or other applicable officer) of each Grantor (i) attesting to the resolutions of such Grantor’s Board of Directors (or other applicable authorizing body) authorizing its execution, delivery, and performance of the Loan Documents to which such Grantor is a party, (ii) authorizing specific officers of such Grantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Grantor, in each case, in form and substance acceptable to each of Agent and the Term Loan Lender;

Execution Version

(f) a closing certificate with respect to the Solvent status of each Loan Party, no Material Adverse Change, and no conflict with applicable law, Material Contracts, or Governing Documents, in form and substance acceptable to each of Agent and the Term Loan Lender; and

(g) a fully executed copy of this Amendment, the Reaffirmation of Guaranty attached hereto, a reaffirmation of the Loan Documents, the Agreement Among Lenders, the English law debenture among Borrower, Parent, Agent, Bookham Nominees Limited, Oclaro (North America) Inc., and Oclaro Innovations LLP, in each case, and the Registration Rights Agreement among the Parent and the Term Loan Lenders, in form and substance acceptable to each of Agent and the Term Loan Lender.

8. RELEASE.

(a) Except with respect to the rights of Borrower, Parent, and each Grantor expressly provided herein, in consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower, Parent, and each Grantor, on behalf of itself and its successors, assigns and other legal representatives (each of Borrower, Parent, and each Grantor and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) It is the intention of each of Borrower, Parent, and each Grantor that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims they may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each of Borrower, Parent, and each Grantor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each of Borrower, Parent, and each Grantor, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each of Borrower, Parent, and each Grantor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each of Borrower, Parent, and each Grantor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

Execution Version

(c) Each of Borrower, Parent, and each Grantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Each of Borrower, Parent, and each Grantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9. COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s and Lenders’ out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and the satisfaction of the condition precedent in Section 7 above.

12. CLARIPHY CONSENT. The parties agree that the terms and conditions set forth in that certain Consent Letter Re: ClariPhy Sale dated April 26, 2013 from Agent and acknowledged by Grantors is and shall remain in full effect.

[Signatures on next page]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, INC.,
a California corporation, as Agent and a Lender

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

SILICON VALLEY BANK,
as a Lender

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

PECM STRATEGIC FUNDING LP,
as a Term Loan Lender

By:
Name:
Title:

PROVIDENCE TMT DEBT OPPORTUNITY FUND II LP,
as a Term Loan Lender

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

OCLARO, INC.,
a Delaware corporation, as Parent and a Grantor

By:
Name:	Jerry Turin
Title:	Chief Financial Officer

OCLARO TECHNOLOGY LIMITED,
a company incorporated under the laws of England and Wales, as Borrower and a Grantor

By:
Name:	Jerry Turin
Title:	Director

By:
Name:	Catherine H. Rundle
Title:	Director

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

OCLARO TECHNOLOGY, INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

OCLARO (NEW JERSEY), INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

OCLARO PHOTONICS, INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

OCLARO (NORTH AMERICA), INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

MINTERA CORPORATION,
a Delaware corporation, as a Grantor

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

OPNEXT, INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

PINE PHOTONICS COMMUNICATIONS, INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

OPNEXT SUBSYSTEMS INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

BOOKHAM INTERNATIONAL LTD.,
a company organized under the laws of the Cayman Islands, as a Grantor

By:
Name:
Title:

BOOKHAM NOMINEES LIMITED,
a company incorporated under the laws of England and Wales, as a Grantor

By:
Name:
Title:

By:
Name:
Title:

OCLARO (CANADA) INC.,
a federally incorporated Canadian corporation, as a Grantor

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

OCLARO INNOVATIONS LLP,
a limited liability partnership organized under the laws of England and Wales, as a Grantor

By:	Oclaro, Inc.,
its member

By:
Name:
Title:

By:	Oclaro (North America), Inc.,
its member

By:
Name:
Title:

Amendment Number Two to Second Amended and Restated Credit Agreement and Amended and Restated Security

Agreements and Amendment Number One to Amended and Restated Guaranties

Execution Version

SCHEDULE C-1

Commitments

Lender	Revolver Commitment*	Term Loan Commitment	Total Commitment
Wells Fargo Capital Finance, Inc.	$31,250,000	$0	$31,250,000
Silicon Valley Bank	$18,750,000	$0	$18,750,000
PECM Strategic Funding LP	$0	$9,000,000	$9,000,000
Providence TMT Debt Opportunity Fund II LP	$0	$16,000,000	$16,000,000
All Lenders	$50,000,000	$25,000,000	$75,000,000

*	Upon Agent’s receipt of the Net Proceeds of each Strategic Transaction pursuant to Section 5.20, each Revolving Lender’s respective Revolver Commitment shall be reduced dollar-for-dollar in an aggregate amount not to exceed $20,000,000 in accordance with such Revolving Lender’s Pro Rata Share of the amount of such Net Proceeds.

Schedule C-1

Execution Version

SCHEDULE 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly by the 3rd Business Day of each week

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, in each case, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrower’s general ledger,

(b) a detailed report, including a rolling 13-week cash flow forecast, regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash;

(c) a Borrowing Base Certificate,

(d) a detailed aging, by total, of Borrower’s Accounts , together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(e) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(f) a summary aging, by vendor, of Parent’s and its Subsidiaries’ accounts payable and any book overdrafts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks

Monthly (no later than the 10th day of each month)

(g) unless delivered pursuant to clause (a) above, an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, in each case, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrower’s general ledger,

(h) unless delivered pursuant to clause (b) above, a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash,

(i) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Parent’s and its Subsidiaries’ Accounts, and

(j) unless delivered pursuant to clause (c) above, a Borrowing Base Certificate,

(k) unless delivered pursuant to clause (d) above, a detailed aging, by total, of Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(l) unless delivered pursuant to clause (e) above, a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(m) unless delivered pursuant to clause (f) above, a summary aging, by vendor, of Parent’s and its Subsidiaries’ accounts payable and any book overdrafts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks, and

(n) a monthly Account roll-forward,.

Schedule 5.2

Execution Version

Monthly (no later than the 30th day of each month)

(o) a reconciliation of Accounts of Borrower’s general ledger accounts and trade accounts payable of Parent and its Subsidiaries’ general ledger accounts to, in each case, their monthly financial statements including any book reserves related to each category, and

(p) a report regarding Parent’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

Quarterly

(q) a detailed report regarding Parent’s and its Subsidiaries’ Permitted Dispositions including a detailed list of the assets sold or disposed of since the Closing Date and the consideration received in connection therewith.

Annually	(r) a detailed list of Parent’s and its Subsidiaries’ customers, including contract expiration dates, together with address and contact information.

Upon request by Agent

(s) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

(t) such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as Agent may reasonably request.

Schedule 5.2